As filed with the Securities and Exchange Commission on October 28, 2011

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTRIA GROUP, INC.	PHILIP MORRIS USA INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Virginia	Virginia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

13-3260245	13-1607658
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

6601 West Broad Street

Richmond, Virginia 23230

(804) 274 - 2200

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

W. Hildebrandt Surgner, Jr.

Corporate Secretary and

Senior Assistant General Counsel

Altria Group, Inc.

6601 West Broad Street

Richmond, Virginia 23230

(804) 274 - 2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan S. Failla, Esq. Hunton & Williams LLP 200 Park Avenue, 53rd Floor New York, New York 10166 (212) 309-1000	Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Debt Securities	—	—	—	—
Warrants to Purchase Debt Securities	—	—	—	—
Guarantees of Debt Securities (3)	—	—	—	—

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the Registration Fee.

(3)	Guarantees of Philip Morris USA Inc. may be issued from time to time in connection with debt securities. No separate consideration will be paid with respect to any such guarantees. No separate registration fee is required under Rule 457(n) with respect to the guarantees being registered.

PROSPECTUS

Altria Group, Inc.

Debt Securities

Warrants to Purchase Debt Securities

Philip Morris USA Inc.

Guarantees of Debt Securities

Altria Group, Inc. may offer from time to time debt securities or warrants to purchase debt securities. Philip Morris USA Inc., a wholly-owned subsidiary of Altria, may guarantee Altria’s debt securities as described in this prospectus or any accompanying prospectus supplement. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

Investing in the securities involves risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2011

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities, which may or may not be guaranteed, and warrants to purchase debt securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

References in this prospectus to “Altria,” the “company,” “we,” “us” and “our” refer to Altria Group, Inc. and its subsidiaries, unless otherwise specified or unless otherwise required. References to “PM USA” refer to Philip Morris USA Inc., a wholly-owned subsidiary of Altria.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.altria.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Our SEC filings are available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The

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information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 1-08940:

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our Annual Report on Form 10-K for the year ended December 31, 2010 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2011, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

•

our Current Reports on Form 8-K filed with the SEC on January 27, 2011 (Items 8.01 and 9.01), January 27, 2011 (Items 5.02 and 9.01), February 25, 2011, May 5, 2011, May 19, 2011 (Item 5.07), June 9, 2011 (Item 8.01 and Item 9.01 except for the section entitled “2011 Full-Year Guidance” of Exhibit 99.1, which was furnished pursuant to Item 7.01), June 30, 2011, October 25, 2011 and Form 8-K/A filed with the SEC on August 30, 2011.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 1-08940. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Altria Group, Inc.

6601 West Broad Street

Richmond, Virginia 23230

Attention: Corporate Secretary

Telephone: (804) 274 - 2200

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contains forward-looking statements. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” “forecasts” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and whether to invest in or remain invested in our securities. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors in the documents incorporated by reference that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by us; any such statement is qualified by reference to these cautionary statements. We elaborate on these and other risks we face in the documents incorporated by reference. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider risks discussed in the documents incorporated by reference to be a complete discussion of all potential risks or uncertainties. We do not undertake to update any forward-looking statement that we may make from time to time except in the normal course of our public disclosure obligations.

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THE COMPANY

General

We are a Virginia holding company incorporated in 1985. Our wholly-owned subsidiaries include Philip Morris USA Inc., or PM USA, UST LLC, or UST, John Middleton Co., or Middleton, and Philip Morris Capital Corporation, or PMCC. PM USA, which is engaged in the manufacture and sale of cigarettes and certain smokeless products, is the largest cigarette company in the United States. U.S. Smokeless Tobacco Company LLC, or USSTC, a wholly-owned subsidiary of UST, is the leading producer and marketer of moist smokeless tobacco products. Middleton is a manufacturer of machine-made large cigars and pipe tobacco. Ste. Michelle Wine Estates Ltd., or Ste. Michelle, a wholly-owned subsidiary of UST, is a leading producer of Washington State wines, and owns wineries in or distributes wine from several other wine regions and foreign countries. PMCC maintains a portfolio of leveraged and direct finance leases. In addition, we held a 27.1% economic and voting interest in SABMiller plc at September 30, 2011.

Our principal executive offices are located at 6601 West Broad Street, Richmond, Virginia 23230, our telephone number is (804) 274-2200 and our website is www.altria.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

PM USA was incorporated in Virginia in 1919. Its principal executive offices are located at 6601 West Broad Street, Richmond, Virginia 23230 and its telephone number is (804) 274-2000.

Other

We are a legal entity separate and distinct from our direct and indirect subsidiaries. Accordingly, our right, and thus the right of our creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior claims of creditors of such subsidiary, except to the extent that claims of our company itself as a creditor may be recognized. As a holding company, our principal sources of funds, including funds to make payment on the debt securities, are from the payment of dividends and distributions, and the payment of interest on intercompany loans and repayment of debt from our subsidiaries. Our subsidiaries have no obligation to pay any amounts due pursuant to the debt securities, other than PM USA through its guarantees, if any, of the debt securities. Our principal wholly-owned subsidiaries currently are not limited by long-term debt or other agreements in their ability to pay cash dividends or to make other distributions with respect to their common stock.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities and debt warrants and the net proceeds, if any, from the exercise of debt warrants, for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

We expect to issue long-term and short-term debt from time to time. The nature and amount of our long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time as a result of business requirements, market conditions and other factors.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings available for fixed charges to fixed charges for the periods indicated. Earnings available for fixed charges represent earnings from continuing operations before income taxes, including interest capitalized and distributed income of our less than 50% owned affiliates, but excluding fixed charges, amortization of capitalized interest and undistributed earnings of our less than 50% owned affiliates. Fixed charges represent interest expense, amortization of debt discount and expenses, and capitalized interest, plus that portion of rental expense estimated to be the equivalent of interest. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratios of earnings to fixed charges(a)	5.6	5.7	4.6	9.6(b)	5.9(b)	3.8(b)

(a)	We include interest relating to uncertain tax positions in our provision for income taxes. Therefore, such amounts are not included in fixed charges in the computation.

(b)	On March 28, 2008, we distributed all of our interest in Philip Morris International Inc., or PMI, to our shareholders. On March 30, 2007, we completed the spin-off of our remaining interests in Kraft Foods Inc., or Kraft, to our shareholders. Following the PMI spin-off and the Kraft spin-off, we do not own any shares of PMI stock or Kraft stock. Computation includes interest incurred and the portion of rent expense deemed to represent the interest factor from the discontinued operations of PMI and Kraft in fixed charges. Excluding these amounts from fixed charges, the ratio of earnings to fixed charges from continuing operations would have been 12.5, 9.5 and 7.6 for the years ended December 31, 2008, 2007 and 2006, respectively.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture, dated as of November 4, 2008, among us, PM USA and Deutsche Bank Trust Company Americas, as trustee.

This prospectus briefly describes the material indenture provisions. Those descriptions are qualified in all respects by reference to the actual text of the indenture. For your reference, in the summary that follows, we have included references to section numbers of the indenture so that you can more easily locate these provisions. In cases where portions of the summary are taken from more than one section of the indenture, we have referred only to the section of the indenture that is principally applicable to that part of the summary. The indenture is listed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, or the “Trust Indenture Act,” certain terms of which are made part of the indenture by reference.

The material financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus. The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

Prospective purchasers of debt securities should be aware that special United States federal income tax, accounting and other considerations not addressed in this prospectus may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Capitalized terms used below are defined under “Defined Terms.” In this “Description of Debt Securities” section, references to “we,” “us” and “our” are only to Altria Group, Inc. and not its subsidiaries.

General

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture and provides that additional debt securities may be issued up to the aggregate principal amount authorized by a board resolution. In addition, the indenture does not limit our ability or the ability of our subsidiaries to incur additional debt. We may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount or at a premium. The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price and other terms of those debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or their manner of determination;

•	if the debt securities will bear interest:

•	the interest rate or rates;

•	the date or dates from which any interest will accrue;

•	the interest payment dates for the debt securities; and

•	the regular record date for any interest payable;

or, in each case, their method of determination;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•

the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements;

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the terms on which we would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms and conditions on which the debt securities will be so redeemed or purchased in whole or in part;

•	if denominations other than $1,000 or any integral multiple of $1,000, the denominations in which the debt securities will be issued;

•

the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their entire principal amount; these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below;

•	any trustees, paying agents, transfer agents, registrars, depositaries or similar agents with respect to the debt securities;

•	currency or currency units in which the debt securities will be denominated and payable, if other than U.S. dollars;

•

whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

•

whether the debt securities will be issued in whole or in part in the form of global debt securities and, if so, the depositary, if any, for the global debt securities, whether permanent or temporary (including the circumstances under which any temporary global debt securities may be exchanged for definitive debt securities);

•	whether the debt securities will be convertible or exchangeable into other of our or another company’s securities and the terms and conditions of any such conversion or exchange;

•	whether debt securities will be entitled to the benefits of any guarantee of PM USA, and if so, the terms and conditions of such guarantee;

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any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts;

•	the form of the debt securities;

•	whether and to what extent the debt securities are subject to defeasance on terms different from those described under the heading “Defeasance”;

•	if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture; and

•	any other specific terms of the debt securities. (Section 301)

We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price of the debt securities and the rate at which and the date from which the discount will accrete.

We may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in the prospectus supplement.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus. (Section 301)

Guarantee

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of the guarantee by PM USA, payment of the principal, premium, if any, and interest on those debt securities will be guaranteed on an unsecured, unsubordinated basis by PM USA. The guarantee of debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of PM USA. See “Description of Guarantees of Debt Securities” below.

Consolidation, Merger or Sale

Under the indenture, neither we nor PM USA may consolidate with or merge into any other corporation or convey or transfer our respective properties and assets substantially as an entirety to any person unless:

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the corporation formed by such consolidation or into which we or PM USA, as applicable, are merged or the person which acquires by conveyance or transfer our or PM USA’s, as applicable, properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, payment of the principal of and any premium and interest (including any additional amounts payable) on all the debt securities and the performance of every covenant of the indenture, or the guarantee of any series of debt securities, on the part of us or PM USA, as the case may be, to be performed;

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after giving effect to the transaction, no Event of Default with respect to any series of debt securities, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing;

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the successor corporation assuming the debt securities agrees, by supplemental indenture, to indemnify the individuals liable therefor for the amount of United States federal estate tax paid solely as a result of such assumption in respect of debt securities held by individuals who are not citizens or residents of the United States at the time of their death; and

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we or PM USA, as the case may be, deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with these provisions. (Section 801)

The successor corporation will assume all of our or PM USA’s, as applicable, obligations under the indenture and, in the case of PM USA, any guarantee agreement relating to any outstanding debt securities that are entitled to the benefits of any guarantee of PM USA, as if such successor were an original party to the indenture or such guarantee. After assuming such obligations, the successor corporation will have all of our or PM USA’s, as applicable, rights and powers under the indenture or such guarantee. (Section 802)

Waivers Under the Indenture

Under the indenture, the holders of more than 50% in principal amount of the outstanding debt securities of any particular series, may on behalf of the holders of all the debt securities of that series:

•	waive our compliance with certain covenants of the indenture; and (Section 1009)

•	waive any past default under the indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; and

•

a default with respect to a covenant or provision of the indenture which itself cannot be modified or amended without the consent of the holder of each affected debt security of that series. (Section 513)

Events of Default

When we use the term “Event of Default” in the indenture with respect to a particular series of debt securities, we mean any of the following:

•	we fail to pay any installment of interest on any debt security of that series for 30 days after payment was due;

•	we fail to make payment of the principal of, or any premium on, any debt security of that series when due;

•	we fail to make any sinking fund payment when due with respect to debt securities of that series;

•

we fail to perform, or breach, any other covenant or warranty in respect of any debt security of that series contained in the indenture or in such debt securities or in the applicable board resolution under which such series is issued and this failure or breach continues for 90 days after we receive written notice of it from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	we or a court take certain actions relating to bankruptcy, insolvency or reorganization of our company; or

•	any other event of default that may be specified for the debt securities of the series or in the board resolution with respect to the debt securities of that series. (Section 501)

The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

A default with respect to a single series of debt securities under the indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the indenture. A default under our other indebtedness will not be a default under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or any premium or interest, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)

If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving our bankruptcy, insolvency or reorganization), either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may require us upon notice in writing to us, to repay immediately the entire principal (or, in the case of (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.

If an Event of Default occurs which involves our bankruptcy, insolvency or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities) and accrued interest on all debt securities of each series then outstanding will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, other than the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 507) The holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)

The indenture requires us to file each year with the trustee, an officer’s certificate that states that:

•	the signing officer has supervised a review of our activities during such year and performance under the indenture; and

•	to the best of his or her knowledge, based on the review, we comply with all conditions and covenants of the indenture. (Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the indenture requires us to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency or currency unit. (Section 515)

Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in the indenture will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for holders of each series of debt securities with respect to which we elect to pay additional interest to receive additional interest on the debt securities of that particular series at an annual rate equal to 0.25% of the principal amount of the debt securities of such series. If we so elect, this additional interest will accrue on all outstanding debt securities with respect to which we elect to pay additional interest from and including the date on which the Event of Default relating to the failure to comply with the reporting obligations in the indenture first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default is cured or waived by holders as provided above). On such 120th day (or earlier, if the Event of Default relating to the reporting obligations under the indenture is cured or waived by holders as provided above prior to such 120th day), the additional interest will cease to accrue and, if the Event of Default relating to reporting obligations under the indenture has not been cured or waived prior to such 120th day, the debt securities will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of debt securities in the event of the occurrence of any other Event of Default. If we do not elect to pay the additional interest upon an Event of Default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest on the debt securities in accordance with the immediately preceding paragraph, we must notify all holders of debt securities of such series and the trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs. (Section 502)

Payment and Transfer

We will pay the principal of, and any premium and interest on, debt securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that we will specify in accordance with the indenture. We will pay the principal of, and any premium on, debt securities only against surrender of those debt securities. Any other payments will be made as set forth in the applicable prospectus supplement. Holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency, maintained for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 307)

Restrictive Covenants

The indenture includes the following restrictive covenants:

Limitations on Liens

The indenture limits the amount of liens that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the debt securities and, in the case of liens upon any Principal Facility owned or leased by PM USA, then PM USA will secure the guarantee of the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:

•

in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws or regulations in effect at the time of such issuance;

•	liens existing on the date of the indenture;

•

liens on property or shares of capital stock existing at the time we or any of our Subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

•

liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing three bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and/or any of our Subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the liens plus the value of Sale and Leaseback Transactions does not at the time exceed 5% of Consolidated Net Tangible Assets. (Section 1007)

At September 30, 2011, our Consolidated Net Tangible Assets were $12.9 billion.

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by us or any of our Subsidiaries of any Principal Facility is prohibited unless, within 180 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of non-subordinated indebtedness for money borrowed with more than one year stated maturity, including our debt securities, except that such sales and leasebacks are permitted to the extent that the “value” thereof plus the other secured debt referred to in the penultimate paragraph above in the subsection entitled “Restrictive Covenants––Limitations on Liens” does not at the time exceed 5% of our Consolidated Net Tangible Assets. (Section 1008)

There are no other restrictive covenants in the indenture. The indenture does not require us to maintain any financial ratios, minimum levels of net worth or liquidity or restrict the incurrence of indebtedness, the makeup of asset sales, the payment of dividends, the making of other distributions on our capital stock or the redemption or purchase of our capital stock. Moreover, the indenture does not contain any provision requiring us to repurchase or redeem any debt securities or debt warrants or modify the terms thereof or afford the holders thereof any other protection in the event of our change of control, any highly leveraged transaction or any other event involving us that may materially adversely affect our creditworthiness or the value of the debt securities or debt warrants.

Defined Terms

We define “Consolidated Capitalization” as the total of all the assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet, and (b) deferred income tax liabilities appearing on such consolidated balance sheet. (Section 101)

We define “Consolidated Net Tangible Assets” as the excess over current liabilities of all assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) goodwill and other intangible assets and (b) the minority interests of others in Subsidiaries. (Section 101)

We define “Principal Facility” as any facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production and located in the United States, owned or leased pursuant to a capital lease by us or any Subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 2% of Consolidated Capitalization. (Section 1007)

We define a “Sale and Leaseback Transaction” as the sale or transfer of a Principal Facility now owned or hereafter acquired with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any Subsidiary will be discontinued on or before the expiration of such period. (Section 1008)

We define “Subsidiaries” as any corporation of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees (without regard to the occurrence of any contingency) thereof is at the time, directly or indirectly, owned or controlled by us or by one or more Subsidiaries or by us and one or more Subsidiaries. (Section 101)

Global Securities

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

We may issue the global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered owners or holders of these debt securities under the indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary. (Section 308)

We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•	we deliver to the trustee for securities of such series in registered form a company order stating that the securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

You may transfer or exchange certificated debt securities at any office that we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that we are required to pay in connection with a transfer or exchange. (Section 305)

Registration of Transfer

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the debt securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305)

Exchange

At your option, you may exchange your debt securities of any series, except a global security, for an equal principal amount of other debt securities of the same series having authorized denominations upon surrender to our designated agent.

We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive form. In this case, we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.

Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance

Legal Defeasance

Unless otherwise specified in the prospectus supplement, we can legally release ourselves from all of our obligations, with certain limited exceptions, on any series of debt securities. This is called legal defeasance. In order to achieve legal defeasance:

•

we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•

we have delivered to the trustee an opinion of counsel confirming that (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the issuance date of the debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “—Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the legal defeasance have been complied with.

Covenant Defeasance

Unless specified in the prospectus supplement, we can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from the restrictive covenants on any series of debt securities. This is called covenant defeasance. In order to achieve covenant defeasance:

•

we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•	we have delivered to the trustee an opinion of counsel confirming that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “—Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the covenant defeasance have been complied with.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:

•	our promises previously described under “—Restrictive Covenants—Limitation on Liens;”

•	our promises previously described under “—Restrictive Covenants—Sale and Leaseback Transactions;”

•	the events of default relating to breach of such covenants, described under “—Events of Default;” and

•	certain other covenants applicable to the series of debt securities and described in the prospectus supplement. (Sections 402-404)

Payments of Unclaimed Moneys

Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to us at our request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of debt securities, we, PM USA and the trustee may supplement the indenture, among other things, to:

•	pledge property to the trustee as security for the debt securities;

•

reflect that another entity has succeeded us or PM USA and assumed our or PM USA’s covenants and obligations under the debt securities and the indenture and, in the case of PM USA, any guarantee in respect of the debt securities;

•

cure any ambiguity or inconsistency in the indenture or in the debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•	establish the form and terms of any series of debt securities as provided in the indenture;

•

add to our or PM USA’s covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•	add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•	change the trustee or provide for an additional trustee;

•	reflect the release of PM USA with respect to its guarantee of any series of debt securities under the terms of the indenture and the provisions of the applicable guarantee agreement; or

•	modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments to that Act. (Section 901)

Supplemental Indentures Requiring Consent of Holders

With the consent of the holders of more than 50% in aggregate principal amount of the debt securities of each series then outstanding that would be affected by a modification of the indenture, the indenture permits us, PM USA and the trustee to supplement the indenture or modify in any way the terms of the indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, we, PM USA and the trustee may not:

•	modify the maturity date of, or any installment of principal or interest on, any debt security, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•

in the case of any debt securities that are entitled to the benefits of any guarantee of PM USA, release PM USA from any of its obligations under such guarantee otherwise than in accordance with the terms of the indenture and the applicable guarantee agreement;

•	reduce the rate of or change the time for payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•	change any of our obligations to pay additional amounts under the indenture;

•	reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt security by us, or the time when the redemption, repayment or purchase may be made;

•	make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•

reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•	impair any right of purchase at the option of any holder of debt securities;

•

reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption; or

•	reduce the percentage in principal amount of the outstanding debt securities required to supplement the indenture or to waive any of its provisions. (Section 902)

A supplemental indenture that modifies or eliminates a provision that has been included solely for the benefit of the holders of one or more series of debt securities will not affect the rights under the indenture of holders of other series of debt securities.

Redemption

The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. We must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

•	the redemption date;

•	the redemption price;

•	the place or places of payment;

•	the CUSIP or ISIN number of the debt securities being redeemed;

•	in the case of partial redemption, the principal amount being redeemed;

•	whether the redemption is pursuant to a sinking fund; and

•	that on the redemption date, interest, or, in the case of OID debt securities, original issue discount, will cease to accrue. (Section 1104)

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, we may select the particular series to be redeemed; if less than all the debt securities of a series are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair and appropriate. (Section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Concerning the Trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture. Deutsche Bank Trust Company Americas or its affiliates makes loans to and performs certain other services for us and certain of our subsidiaries and affiliates. Among other services, Deutsche Bank Trust Company Americas or its affiliates provide us and our affiliates with investment banking and cash management services and investment custody account services, and participate in our credit facility.

Governing Law

The laws of the State of New York govern the indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF DEBT WARRANTS

We may issue debt warrants in registered certificated form for the purchase of debt securities. We may issue debt warrants separately or together with any debt securities offered by any prospectus supplement. If issued together with any debt securities, debt warrants may be attached to or separate from such debt securities. Debt warrants will be issued under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, all as set forth in the prospectus supplement relating to the particular issue of debt warrants. The debt warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A form of debt warrant agreement, including a form of debt warrant certificate, reflecting the particular terms and provisions of a particular issue of debt warrants, will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of any form of debt warrant agreement that has been filed. A summary of certain provisions of the debt warrant agreements and debt warrant certificates follows. You should read the more detailed provisions of the forms of debt warrant agreement and debt warrant certificate and any additional terms relating to the particular issue of debt warrants, which will be described in detail in the applicable prospectus supplement, for additional information before you buy any debt warrants.

General

The prospectus supplement will describe the terms of the debt warrants offered thereby, the debt warrant agreements relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each such debt security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise, and any provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the debt warrants will commence and the date on which such right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	United States federal income tax consequences;

•	the identity of the debt warrant agent; and

•	any other terms of the debt warrants.

Debt warrant certificates may be exercised, and those that have been issued separately or, if issued together with debt securities, once detachable, may be exchanged for new debt warrant certificates of different denominations and may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. A debt warrant certificate that is not immediately detachable from a debt security may be exchanged or transferred only with the debt securities to which it was initially attached, and only in connection with the exchange or transfer of such debt securities. Debt warrants for the purchase of debt securities will be in registered form only.

Exercise of Debt Warrants

Each debt warrant will entitle its holder to purchase for cash such principal amount of debt securities at such exercise price as will in each case be set forth in, or calculable from, the applicable prospectus supplement relating to the debt warrants. Each holder of a debt warrant may exercise it at any time up to 5:00 p.m., New York City time, on the debt warrant expiration date set forth in the applicable prospectus supplement. After such time, or such later date to which such debt warrant expiration date may be extended by us, unexercised debt warrants will be void.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

PM USA, which currently guarantees the indebtedness that Altria has incurred or may incur under substantially all of Altria’s existing debt instruments, may issue guarantees with respect to the debt securities. Any guarantees will be issued under the indenture and a guarantee agreement to be entered into by PM USA in favor of the trustee. A form of guarantee agreement is listed as an exhibit to the registration statement of which this prospectus is a part. A summary of certain provisions of the guarantee follows. The guarantee agreement reflecting the terms and provisions of a particular guarantee of a series of debt securities will be filed with the SEC in connection with the offering. See “Where You Can Find More Information” for information on how to obtain copies of any form of guarantee agreement that has been filed. You should read the more detailed provisions of the indenture and the guarantee agreement and any additional terms relating to the particular series of debt securities to which the guarantee relates, which will be described in detail in the applicable prospectus supplement, for additional information before you buy guaranteed debt securities.

General

Any guarantees issued under this prospectus for the benefit of holders of the underlying debt securities will include the following terms and conditions, plus any additional terms as specified in the accompanying prospectus supplement.

The guarantees will provide that PM USA fully and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the underlying debt securities (“Obligations”), according to the terms of the debt securities and as more fully described in the indenture.

Subject to the termination, release and amendment provisions described below, the liability of PM USA under the PM USA guarantees shall be absolute and unconditional irrespective of:

•	any lack of validity, enforceability or genuineness of any provision of the indenture, the debt securities or any other agreement or instrument relating thereto;

•	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the indenture;

•	any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations; or

•	any other circumstance that might otherwise constitute a defense available to, or a discharge of, Altria or PM USA.

The Obligations of PM USA under its guarantee of the debt securities will be limited to the maximum amount as will not, after giving effect to such maximum amount and all other contingent and fixed liabilities of PM USA that are relevant under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the guarantee, result in the PM USA’s obligations under the guarantee constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

An Event of Default with respect to the underlying debt securities will constitute an event of default under the indenture and the applicable guarantee agreement, and will entitle the holders of the guarantee debt securities or the trustee to accelerate the obligations of PM USA under the indenture and the applicable guarantee agreement in the same manner and to the same extent as Altria’s obligations under the indenture.

Termination

PM USA will be unconditionally released and discharged from the obligations under the guarantee upon the earliest to occur of:

•	the date, if any, on which PM USA consolidates with or merges into us or any successor to us;

•	the date, if any, on which we or any successor to us consolidates with or merges into PM USA;

•	payment in full of the Obligations; and

•	the rating of our long-term senior unsecured debt by Standard & Poor’s Rating Services of “A” or higher.

Amendment

Except as provided above under “Description of Debt Securities—Supplemental Indentures Requiring Consent of Holders” above, PM USA may amend the guarantee at any time for any purpose without the consent of the trustee or any holder of debt securities entitled to the benefits of PM USA’s guarantee. If such amendment adversely affects the rights of any holder of a series of debt securities entitled to the benefits of the guarantee, the prior written consent of the trustee, acting on the written direction of the holders of more than 50% in aggregate principal amount of such series of debt securities, will be required. If such amendment adversely affects the rights of the trustee, the prior written consent of the trustee will be required.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hunton & Williams LLP, New York, New York, and for any underwriters, agents or dealers by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP will rely upon Hunton & Williams LLP as to matters of Virginia law. Sutherland Asbill & Brennan LLP, Washington, D.C., is also representing us with respect to United States federal tax laws.

EXPERTS

The consolidated financial statements and managements’ assessment of the effectiveness of our internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2010, and the financial statement schedule incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), payment of all of the Registration Fee is deferred.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Virginia Stock Corporation Act (the “VSCA”) permits Altria Group, Inc. (“Altria”) and Philip Morris USA Inc. (“PM USA” and, together with Altria, the “Registrants”) to indemnify their respective officers and directors in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of Altria or PM USA, as applicable, and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of Altria or PM USA, as applicable, and further provides that the Registrants may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of Altria or PM USA, as applicable), and may make additional provision for advances and reimbursement of expenses, if authorized by their respective articles of incorporation or shareholder-adopted by-laws, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The VSCA establishes a statutory limit on liability of officers and directors of the Registrants for damages assessed against them in a suit brought by or in the right of the Registrants or brought by or on behalf of shareholders of the Registrants and authorizes the Registrants, with shareholder approval, to specify a lower monetary limit on liability in their respective articles of incorporation or by-laws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The Registrants’ respective articles of incorporation, as amended, provide that an officer or director or former officer or director of the Registrants shall be indemnified to the full extent permitted by the VSCA as currently in effect or as hereafter amended in connection with any action, suit or proceeding brought by or in the right of the Registrants or brought by or on behalf of the Registrants’ shareholders. The Registrants’ respective articles of incorporation further provide for the limitation or elimination of the liability of an officer or director or former officer or director of the Registrants for monetary damages to the Registrants or their respective shareholders in any action, suit or proceeding, to the full extent permitted by the VSCA as currently in effect or as hereafter amended. The Registrants carry insurance on behalf of their respective directors and officers.

The distribution agreement among Altria, Philip Morris International Inc. (“PMI”) and PM USA provides for indemnification by PMI of Altria’s directors and officers and employees for certain liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) related to information provided to Altria by PMI or incorporated into filings by Altria from PMI’s SEC filings.

Altria has entered into an indemnity agreement with each of the members of its Board of Directors (the “Board”). The agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by the members of the Board in various legal proceedings in which they may be involved by reason of their service as directors, as permitted by Virginia law and Altria’s articles of incorporation.

ITEM 16.	EXHIBITS

1.1	Form of Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities, including Form of Terms Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

4.1	Articles of Amendment to the Restated Articles of Incorporation of Altria Group, Inc. and Restated Articles of Incorporation of Altria Group, Inc. (incorporated by reference to Exhibit 3.1 to Altria Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.2	By-Laws, as amended, of Altria Group, Inc. (incorporated by reference to Exhibit 3.1 to Altria Group, Inc.’s Current Report on Form 8-K, filed October 25, 2011).

4.3	Articles of Restatement of Amended and Restated Articles of Incorporation of Philip Morris USA Inc. (filed herewith).

4.4	Amended and Restated By-Laws of Philip Morris USA Inc. (filed herewith).

4.5	Indenture, dated as of November 4, 2008, among Altria Group, Inc., Philip Morris USA Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

4.6	Form of Debt Securities (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

4.7	Form of Guarantee Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

4.8	Form of Debt Warrant Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein).

4.9	Form of Debt Warrant Certificate (to be included in Exhibit 4.8).

5.1	Opinion of Hunton & Williams LLP (filed herewith).

12.1	Computation of ratios of earnings to fixed charges (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney (filed herewith).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities (filed herewith).

ITEM 17.	UNDERTAKINGS

(a) Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement);

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the relevant undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the relevant undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the relevant undersigned Registrant or used or referred to by the relevant undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the relevant undersigned Registrant or its securities provided by or on behalf of the relevant undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the relevant undersigned Registrant to the purchaser.

(b) Each undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of Altria’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants, pursuant to the provisions described under Item 15 or otherwise, each undersigned Registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 28th day of October, 2011.

ALTRIA GROUP, INC.

By:	/s/ Howard A. Willard III
Howard A. Willard III
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of October, 2011.

	Signature	Title

By:	/s/ Michael E. Szymanczyk Michael E. Szymanczyk	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Howard A. Willard III Howard A. Willard III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Linda M. Warren Linda M. Warren	Vice President and Controller (Principal Accounting Officer)

	Elizabeth E. Bailey, Gerald L. Baliles, John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Thomas W. Jones, W. Leo Kiely III, George Muñoz, Nabil Y. Sakkab	Directors

By:	/s/ Michael E. Szymanczyk Michael E. Szymanczyk Attorney-in-fact

SIGNATURES OF CO-REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 28th day of October, 2011.

PHILIP MORRIS USA INC.

By:	/s/ William F. Gifford, Jr.
William F. Gifford, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of October, 2011.

	Signature	Title

By:	/s/ William F. Gifford, Jr. William F. Gifford, Jr.	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Neil A. Simmons Neil A. Simmons	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

By:	/s/ William F. Gifford, Jr. William F. Gifford, Jr.	Director

By:	/s/ Francisca Rahardja Francisca Rahardja	Director

By:	/s/ Gary R. Ruth Gary R. Ruth	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities, including Form of Terms Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

4.1	Articles of Amendment to the Restated Articles of Incorporation of Altria Group, Inc. and Restated Articles of Incorporation of Altria Group, Inc. (incorporated by reference to Exhibit 3.1 to Altria Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.2	By-Laws, as amended, of Altria Group, Inc. (incorporated by reference to Exhibit 3.1 to Altria Group, Inc.’s Current Report on Form 8-K, filed October 25, 2011).

4.3	Articles of Restatement of Amended and Restated Articles of Incorporation of Philip Morris USA Inc. (filed herewith).

4.4	Amended and Restated By-Laws of Philip Morris USA Inc. (filed herewith).

4.5	Indenture, dated as of November 4, 2008, among Altria Group, Inc., Philip Morris USA Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

4.6	Form of Debt Securities (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

4.7	Form of Guarantee Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

4.8	Form of Debt Warrant Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein).

4.9	Form of Debt Warrant Certificate (to be included in Exhibit 4.8).

5.1	Opinion of Hunton & Williams LLP (filed herewith).

12.1	Computation of ratios of earnings to fixed charges (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney (filed herewith).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities (filed herewith).